UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

NINE ENERGY SERVICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 730-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

* On February 5, 2026, the New York Stock Exchange (the “NYSE”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist Nine Energy Service, Inc.’s common stock from the NYSE. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed by Nine Energy Service, Inc. (the “Company”) on February 2, 2026, on February 1, 2026, the Company and certain of its subsidiaries (collectively with the Company, the “Company Parties”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to implement a prepackaged chapter 11 plan of reorganization (the “Plan”). The Chapter 11 Cases were jointly administered for administrative purposes only under the caption In re Nine Energy Service, Inc. et al.

On March 4, 2026, the Bankruptcy Court entered an order confirming the Plan, and on March 5, 2026 (the “Plan Effective Date”), the Plan became effective in accordance with its terms and the Company Parties emerged from bankruptcy.

Item 1.01 Entry into a Material Definitive Agreement.

Exit ABL Facility

As previously disclosed, on February 3, 2026, the Company Parties entered into a senior secured super-priority asset-based debtor-in-possession loan and security agreement (the “DIP Loan and Security Agreement”) with White Oak Commercial Finance, LLC, as agent, and the lenders from time to time party thereto (the “DIP Lenders”), which provided the Company Parties with a senior secured super-priority asset-based debtor-in-possession credit facility consisting of $125.0 million in aggregate principal amount of revolving credit commitments (the “DIP ABL Facility”), including a roll-up or refinancing of all obligations under the Prepetition Loan and Security Agreement (as defined below).

On the Plan Effective Date, pursuant to the Plan, the Company entered into a loan and security agreement (the “Exit Loan and Security Agreement”) with White Oak Commercial Finance, LLC, as agent, and the lenders from time to time party thereto, and on the terms and subject to the conditions set forth therein, each DIP Lender exchanged and converted on a cashless basis all of its loans under the DIP Loan and Security Agreement for loans under the Exit Loan and Security Agreement.

The Exit Loan and Security Agreement provides for a first priority senior secured asset-based revolving credit facility consisting of $135.0 million in aggregate principal amount of revolving credit commitments (the “Exit ABL Facility”). A portion of the Exit ABL Facility not in excess of $5.0 million is available for the issuance of standby letters of credit. The Company Parties’ obligations under the Exit ABL Facility are secured by a first-priority security interest in substantially all of their tangible and intangible assets, including all machinery and equipment, and are guaranteed by certain of the Company’s existing and future domestic and Canadian subsidiaries.

Borrowings under the Exit ABL Facility are subject to a borrowing base. The outstanding balance of the borrowings under the Exit ABL Facility may not exceed in the aggregate at any time the lesser of (i) $135.0 million (the “Maximum Revolving Facility Amount”) reduced by certain customary reserves and (ii) the borrowing base, which is calculated on the basis of eligible accounts, inventory, machinery and equipment, and, at the Company Parties’ election, certain real property assets of the Company Parties. In particular, the borrowing base is equal to (a) 92.5% of the aggregate amount of eligible U.S. and Canadian billed accounts receivable, plus (b) the lesser of (x) 85% of the aggregate amount of eligible U.S. and Canadian unbilled accounts receivable and (y) $6.0 million, plus (c) the lesser of (“Foreign Accounts Availability”) (x) 50% of the aggregate amount of eligible billed non-U.S. and non-Canadian accounts receivable and (y) $3.0 million, plus (d) the lower of cost or market value of eligible inventory, multiplied by the lesser of (x) 70% and (y) 85% of the appraised net orderly liquidation value divided by the book value in respect of such inventory, and, in the case of inventory constituting raw materials, not to exceed a maximum sublimit of $1 million, plus (e) the lesser of (“SOFA Availability”) (x) $10.0 million and (y) an amount equal to 10% of the borrowing base, plus (f) the lesser of (x) the sum of (1) up to 75% of the net orderly liquidation value of eligible machinery and equipment (“M&E Availability”) plus (2) up to 75% of the fair market value of eligible real property owned by certain of the Company Parties (“Real Property Availability”) and (y) $30.0 million (which amount shall be permanently reduced on a monthly basis based on a 5-year straight line amortization), minus (g) the aggregate amount of reserves, if any, established by the agent under the Exit Loan and Security Agreement. The Real Property Availability is subject to the Company Parties’ election, at their option, to enter into mortgages from time to time in favor of the agent and lenders under the Exit Loan and Security Agreement with respect to their eligible real property assets as well as the satisfaction of other customary eligibility criteria with respect thereto.

Borrowings under the Exit ABL Facility bear interest at a per annum rate equal to the term-specific Secured Overnight Financing Rate (SOFR) for an interest period of one month, subject to a 1.50% floor, plus an applicable margin ranging from 3.50% to 4.00%, depending on the Company’s fixed charge coverage ratio, subject to an additional margin of 0.50% with respect to any revolving loans or letters of credit utilizing any of M&E Availability, Real Property Availability, SOFA Availability and/or Foreign Accounts Availability.

The maturity date of the Exit ABL Facility is three years after the Plan Effective Date, subject to earlier termination upon the occurrence of certain events specified in the Exit Loan and Security Agreement. The proceeds of the Exit ABL Facility have been or will be used for (i) working capital and general corporate purposes of the Company Parties, (ii) costs and expenses related to the Exit ABL Facility and (iii) refinancing of all obligations under the DIP ABL Facility.

The Exit Loan and Security Agreement contains certain representations and warranties, events of default, and various affirmative and negative covenants that are customary for asset-based credit facilities of this type, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments, and investments (including acquisitions). In addition, the Exit Loan and Security Agreement contains certain financial covenants, including a minimum excess availability of not less than $5.0 million and a minimum fixed charge coverage ratio of 1.10 to 1.00 that will be tested when the excess availability under the Exit ABL Facility is less than the lesser of (a) 7.5% of the lesser of (x) the Maximum Revolving Facility Amount minus reserves and (y) the borrowing base and (b) $9.0 million, which minimum fixed charge coverage ratio would apply until the excess availability is greater than or equal to such threshold for a period of 30 consecutive days.

The foregoing description of the Exit ABL Facility is not complete and is qualified in its entirety by reference to the copy of the Exit Loan and Security Agreement attached to this Current Report on Form 8-K (this “Report”) as Exhibit 10.1, which is incorporated herein by reference.

Registration Rights Agreement

 On the Plan Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of its stockholders who had received shares of New Common Stock (as defined below) pursuant to the Plan (the “Investors”). Under the Registration Rights Agreement, the Investors are entitled to request that the Company file registration statements covering the resale of such shares. Also, under the Registration Rights Agreement, the Investors have certain underwritten offering demand rights and piggyback rights with respect to certain underwritten offerings conducted by the Company for its own account or for the account of other stockholders of the Company. These registration and other rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an offering and the Company’s right to delay, suspend or withdraw a registration statement under certain circumstances.

The Registration Rights Agreement contains customary provisions relating to the registration and other procedures to be followed by the Company, indemnification and contribution obligations, the selection of underwriters, lock-ups (to the extent requested by an applicable underwriter) and payment by the Company of registration and other expenses incident to its obligations thereunder (including reasonable fees and expenses of counsel for the Investors but excluding any underwriting discounts or commissions attributable to sales of shares by the Investors).

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the copy of the Registration Rights Agreement attached to this Report as Exhibit 10.2, which is incorporated herein by reference.

Voting Agreements

On the Plan Effective Date, the Company entered into (i) a voting agreement (the “MacKay Voting Agreement”) with MacKay Shields LLC (“MacKay”) and (ii) a voting agreement (the “Philosophy Voting Agreement”) with Philosophy Distressed and Special Solutions Fund LP, Philosophy Capital Partners, LP, Star V Partners LLC, Blackwell Partners LLC – Series A and Cassini Partners, L.P. (collectively, “Philosophy”). Certain accounts, funds and clients that MacKay has been appointed as investment manager, investment advisor or subadvisor (for which MacKay is deemed to be the beneficial owner of under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and Philosophy received shares of New Common Stock pursuant to the Plan and are also party to the Registration Rights Agreement.

Pursuant to the MacKay Voting Agreement, MacKay agreed, on each matter brought to a vote at any annual or special meeting of the Company’s stockholders and in connection with any action proposed to be taken by consent of the Company’s stockholders in lieu of a meeting, to vote all shares of the Company’s voting securities that are beneficially owned by MacKay that exceed the Voting Cap Threshold (as defined below) (the “MacKay Excess Voting Securities”) in the same proportion as all other votes cast by the Company’s stockholders with respect to the applicable matter, without taking into account votes cast by MacKay. MacKay may vote any of the Company’s voting securities that are not MacKay Excess Voting Securities at MacKay’s discretion. The MacKay Voting Agreement will terminate by its terms when MacKay ceases to beneficially own more than 10% or more of the Company’s voting securities then outstanding.

Similarly, pursuant to the Philosophy Voting Agreement, Philosophy and any affiliate or affiliated fund thereof agreed, on each matter brought to a vote at any annual or special meeting of the Company’s stockholders and in connection with any action proposed to be taken by consent of the Company’s stockholders in lieu of a meeting, to vote all shares of the Company’s voting securities that are beneficially owned by Philosophy that, together with all voting securities that are beneficially owned by any affiliate or affiliated fund of Philosophy, exceed the Voting Cap Threshold (the “Philosophy Excess Voting Securities”) in the same proportion as all other votes cast by the Company’s stockholders with respect to the applicable matter, without taking into account votes cast by Philosophy or any affiliate or affiliated fund thereof. Philosophy and any affiliate or affiliated fund thereof may vote any of the Company’s voting securities that are not Philosophy Excess Voting Securities at their discretion. The Philosophy Voting Agreement will terminate by its terms when Philosophy and any affiliate or affiliated fund cease to beneficially own more than 10% or more of the Company’s voting securities then outstanding.

The “Voting Cap Threshold” for both the MacKay Voting Agreement and the Philosophy Voting Agreement, is 10% of the total voting power of all outstanding voting securities of the Company with respect to the applicable matter as of the applicable record date, after giving effect to any other voting agreement between the Company and any of its stockholders. Also, for purposes of both the MacKay Voting Agreement and the Philosophy Voting Agreement, beneficial ownership is determined without giving effect to any voting agreement between the Company and any of its stockholders.

The foregoing description of the MacKay Voting Agreement is not complete and is qualified in its entirety by reference to the copy of the MacKay Voting Agreement attached to this Report as Exhibit 10.3, which is incorporated herein by reference, and the foregoing description of the Philosophy Voting Agreement is not complete and is qualified in its entirety by reference to the copy of the Philosophy Voting Agreement attached to this Report as Exhibit 10.4, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Plan, on the Plan Effective Date, the obligations of Company Parties under the following agreements were terminated: (i) the Indenture, dated as of January 30, 2023, by and among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent, relating to the Company’s 13.000% Senior Secured Notes due 2028 (the “Senior Secured Notes”), and (ii) the Loan and Security Agreement, dated as of May 1, 2025 (the “Prepetition Loan and Security Agreement”), by and among the Company and certain subsidiaries thereof, each as a borrower or guarantor, as applicable, White Oak Commercial Finance, LLC, as agent for the lenders (the “Prepetition Agent”), and the lenders from time to time party thereto (the “Prepetition Lenders”).

Prior to commencing the Chapter 11 Cases, the Company Parties had entered into a restructuring support agreement with an ad hoc group of certain holders of the Senior Secured Notes and the Prepetition Lenders, pursuant to which they agreed, subject to certain terms and conditions, to support the Plan. Also, the Prepetition Agent and the Prepetition Lenders are the agent and lenders, respectively, under the DIP Loan and Security Agreement, and the agent and lenders, respectively, under the Exit Loan and Security Agreement.

Item 1.03 Bankruptcy or Receivership.

On March 4, 2026, the Bankruptcy Court entered an order confirming the Plan. The material features of the Plan include, among other things:

●	the Prepetition Lenders providing the Company Parties with the DIP ABL Facility, including a roll-up or refinancing of all obligations under the Prepetition Loan and Security Agreement, which converted into the Exit ABL Facility on the Plan Effective Date;

●	the Company issuing 100% of a single class of common equity interests (the “New Common Stock”) to the holders of the Senior Secured Notes and the Senior Secured Notes being canceled on the Plan Effective Date; and

●	all of the Company’s equity interests outstanding prior to the Plan Effective Date, including common stock (the “Old Common Stock”), being canceled for no consideration on the Plan Effective Date.

Also, pursuant to the Plan, all indemnification provisions in place as of the Plan Effective Date for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers and other professionals of the Company Parties, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Plan Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers and other professionals of the Company Parties than the indemnification provisions in place prior to the Plan Effective Date and (b) assumed by the reorganized Company Parties.

The foregoing is a summary of the material features of the Plan and is not complete and is qualified in its entirety by reference to the copy of the Plan, as confirmed, attached to this Report as Exhibit 2.1, which is incorporated herein by reference.

Certain Information Regarding the Company’s Capital Structure, Assets and Liabilities

Prior to the Plan Effective Date, there were 43,310,777 shares of Old Common Stock issued and outstanding. As of March 5, 2026, upon completion of the transactions pursuant to the Plan (including the cancellation of the Old Common Stock and the issuance of 100% of the New Common Stock to the holders of the Senior Secured Notes), there were approximately 13,950,000 shares of New Common Stock issued and outstanding.

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2026. As set forth in the Annual Report, as of December 31, 2025, the Company had total assets of $339.5 million and total liabilities of $454.4 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report under the heading “Exit ABL Facility” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Plan, on the Plan Effective Date, the Company issued approximately 13,950,000 shares of New Common Stock to holders (the “Former Senior Secured Noteholders”) of the Senior Secured Notes, which were cancelled pursuant to the Plan. The issuance of such shares of New Common Stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to section 1145 of the Bankruptcy Code and, to the extent such exemption was unavailable, in reliance on the exemption provided by section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Items 1.02, 1.03, 5.01 and 5.03 of this Report is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under Items 1.03 and 3.02 of this Report is incorporated herein by reference.

Pursuant to the Plan, on the Plan Effective Date, all of the Company’s equity interests, including the Old Common Stock, outstanding prior to the Plan Effective Date, were canceled and are now of no force and effect, and the Company issued shares of New Common Stock to the Former Senior Secured Noteholders. As of the Plan Effective Date, the Former Senior Secured Noteholders hold 100% of the outstanding shares of New Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, as of the Plan Effective Date, the terms of the members of the Company’s board of directors (the “Board”) expired and all such members (i.e., Ann G. Fox, Jerome (Joey) D. Hall, Julie A. Peffer, Scott E. Schwinger and Darryl K. Willis) were deemed to have resigned from the Board.

Also pursuant to the Plan, as of the Effective Date, the following persons were appointed or re-appointed, as applicable, to the Board: Patrick J. Bartels, Sandy Esslemont, Ann G. Fox, Jerome (Joey) D. Hall, J. Carney Hawks and Darryl K. Willis. An additional person will be appointed to the Board by the Ad Hoc Group (as defined in the Plan). As of the date hereof, the Board has not determined the composition of any of its standing committees.

In connection with his appointment to the Board, each of Messrs. Bartels, Esslemont and Hawks (collectively, the “new directors”) have entered into, or are expected to enter into, an indemnification agreement with the Company in substantially the same form that the Company has entered into with its other directors, which provide directors of the Company with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). Additionally, non-employee directors are expected to receive an annual cash retainer fee of $100,000 in addition to other compensation elements to be determined by the Board following emergence.

There are no arrangements or understandings between any of the new directors and any other person pursuant to which he was appointed as a member of the Board. Also, to the Company’s knowledge as of the date hereof, there are no current or proposed transactions in which any of the new directors has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Plan Effective Date, pursuant to the Plan, the Company adopted the Fourth Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) and the Fifth Amended and Restated Bylaws (the “New Bylaws”), which amended and restated the Company’s Third Amended and Restated Certificate of Incorporation (the “Old Certificate of Incorporation”) and the Company’s Fourth Amended and Restated Bylaws (the “Old Bylaws”), respectively. The New Certificate of Incorporation and the New Bylaws became effective upon adoption on the Plan Effective Date.

The amendments effected by the New Certificate of Incorporation include, among other things: (i) an authorized share count of 85 million, consisting of 70 million shares of New Common Stock and 15 million shares of preferred stock (as compared to an authorized share count of 140 million, consisting of 120 million shares of Old Common Stock and 20 million shares of preferred stock under the Old Certificate of Incorporation), (ii) a declassification of the Board, such that all directors shall be elected annually for one-year terms (as compared to the Board being divided into three classes, with each class as nearly equal in number as possible, serving staggered three-year terms, under the Old Certificate of Incorporation), (iii) the ability to remove any director with or without cause with the affirmative vote of a majority vote of the voting power of the stock outstanding and entitled to vote thereon (as compared to the ability to remove any director only for cause with the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon under the Old Certificate of Incorporation), (iv) the indemnification of directors and officers to the fullest extent permitted by the DGCL (as compared to such indemnification of only directors under the Old Certificate of Incorporation) and (v) the removal of provisions that are no longer applicable to the Company (e.g., provisions relating to the waiver of business opportunities relating to certain of its prior stockholders).

The amendments effected by the New Bylaws include, among other things: (i) permitting special meetings of stockholders to be called by the chair of the Board, the Company’s chief executive officer or the Company’s secretary upon the request of one or more stockholders who own at least 20% of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors as of the date such request is delivered to the Company’s secretary (as compared to such meetings only being able to be called by the Board under the Old Bylaws) and (ii) permitting amendments to the bylaws to be adopted at any meeting of stockholders by the affirmative vote of the holders of a majority (instead of 66 2/3% under the Old Bylaws) of the voting power of the stock issued and outstanding and entitled to vote thereon.

The foregoing summary of the New Certificate of Incorporation and the New Bylaws is not complete and is qualified in its entirety by reference to the copies of the New Certificate of Incorporation and the New Bylaws, which are filed as Exhibit 3.1 and 3.2, respectively, to this Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code.
3.1	Fourth Amended and Restated Certificate of Incorporation of Nine Energy Service, Inc.
3.2	Fifth Amended and Restated Bylaws of Nine Energy Service, Inc.
10.1*	Loan and Security Agreement, dated as of March 5, 2026, by and among Nine Energy Service, Inc. and certain subsidiaries thereof, as a borrower or guarantor as provided therein, White Oak Commercial Finance, LLC, as agent for the lenders, and the lenders from time to time party thereto.
10.2	Registration Rights Agreement, dated as of March 5, 2026, by and among Nine Energy Service, Inc. and the stockholders from time to time party thereto.
10.3	Voting Agreement, dated as of March 5, 2026, by and among Nine Energy Service, Inc. and MacKay Shields LLC.
10.4	Voting Agreement, dated as of March 5, 2026, by and among Nine Energy Service, Inc. and Philosophy Distressed and Special Solutions Fund LP, Philosophy Capital Partners, LP, Star V Partners LLC, Blackwell Partners LLC – Series A and Cassini Partners, L.P.
99.1	Order Confirming the Amended Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

*	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or similar attachment to the SEC or its staff upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules and similar attachments so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2026	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore
Executive Vice President,
General Counsel and Secretary